Exhibit 23-1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-23659, 33-53435, 333-23653, 333-04813, 333-53501, and 2-76135)
and in the Registration Statements on Form S-8 (Nos. 333-23981, 333-23645, 333-12827, 33-62892, 333-23655, and 33-43838) of our report dated February
18, 1998, appearing on page 33 of Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.



PRICE WATERHOUSE LLP





Philadelphia, Pennsylvania
March 5, 1998
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